CONFORMED COPY
                                                                  --------------















                        THOMAS INDUSTRIES HOLDINGS, INC.

                             THOMAS INDUSTRIES INC.

                                 NOTE AGREEMENT



                   Amended and Restated as of November 6, 1998

                          $85,000,000 Principal Amount
                               9.36% Senior Notes
                              Due January 31, 2005

                                TABLE OF CONTENTS


Section 1.  AMENDMENT OF AGREEMENT.............................................1

                           Amendments..........................................1

Section 2.  DESCRIPTION OF NOTES AND COMMITMENT................................2

                           Description of Notes................................2

Section 3.  PAYMENTS ON THE NOTES..............................................2

                  3.1.     Required Prepayments................................2
                  3.2.     Optional Prepayments................................2
                  3.3.     Notice of Prepayments under Section 3.2.............3
                  3.4.     Surrender of Notes on Prepayment or Exchange........3
                  3.5.     Direct Payment......................................3
                  3.6.     Payments Due on Saturdays, Sundays and Holidays.....4
                  3.7.     Allocations.........................................4

Section 4.  REPRESENTATIONS....................................................4

                  4.1.     Representations of the Issuers......................4
                  4.2.     Representations of the Purchasers..................10

Section 5.  CLOSING CONDITIONS................................................11

                  5.1.     Representations and Warranties.....................11
                  5.2.     Events of Default..................................11
                  5.3.     Proceedings and Documents..........................11
                  5.4.     Payment of Fees and Expenses.......................11

Section 6.  INTERPRETATION OF AGREEMENT.......................................11

                  6.1.     Certain Terms Defined..............................11
                  6.2.     Accounting Principles..............................19
                  6.3.     Valuation Principles...............................19
                  6.4.     Direct or Indirect Actions.........................19

Section 7.  AFFIRMATIVE COVENANTS.............................................19

                  7.1.     Corporate Existence................................19
                  7.2.     Insurance..........................................19
                  7.3.     Taxes, Claims for Labor and Materials..............20
                  7.4.     Maintenance of Properties..........................20
                  7.5.     Maintenance of Records.............................20

                  7.6.     Financial Information and Reports..................21
                  7.7.     Inspection of Properties and Records...............22
                  7.8.     ERISA..............................................23
                  7.9.     Compliance with Laws...............................24
                  7.10.    Acquisition of Notes...............................24

Section 8.  NEGATIVE COVENANTS................................................24

                  8.1.     Current Ratio......................................24
                  8.2.     Restricted Payments................................24
                  8.3.     Liens..............................................25
                  8.4.     Debt...............................................25
                  8.5.     Restricted Leases..................................26
                  8.6.     Fixed Charge Coverage..............................27
                  8.7.     Merger or Sale of Substantially All Assets.........27
                  8.8.     Sale of Assets.....................................27
                  8.9.     Sale and Leaseback Transaction.....................28
                  8.10.    Dispositions of Stock and Debt of Restricted
                           Subsidiaries.......................................28
                  8.11.    Issuance of Stock by Restricted Subsidiaries.......28
                  8.12.    Change in Business.................................28
                  8.13.    Consolidated Tax Returns...........................28
                  8.14.    Purchase of Notes..................................29
                  8.15.    Dealing with Affiliates............................29

Section 9.  EVENTS OF DEFAULT AND REMEDIES THEREFOR...........................29

                  9.1.     Nature of Events...................................29
                  9.2.     Remedies on Default................................30
                  9.3.     Annulment of Acceleration of Notes.................32
                  9.4.     Other Remedies.....................................32
                  9.5.     Conduct No Waiver; Collection Expenses.............33
                  9.6.     Remedies Cumulative................................33
                  9.7.     Notice of Default..................................33

Section 10. AMENDMENTS, WAIVERS AND CONSENTS..................................34

                  10.1.    Matters Subject to Modification....................34
                  10.2.    Solicitation of Holders of Notes...................34
                  10.3.    Binding Effect.....................................34

Section 11. FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT...35

                  11.1.    Form of Notes......................................35
                  11.2.    Note Register......................................35
                  11.3.    Issuance of New Notes upon Exchange or Transfer....35

                  11.4.    Replacement of Notes...............................35

Section 12. MISCELLANEOUS.....................................................36

                  12.1.    Expenses...........................................36
                  12.2.    Notices and Payment................................36
                  12.3.    Reproduction of Documents..........................36
                  12.4.    Successors and Assigns.............................37
                  12.5.    Law Governing......................................37
                  12.6.    Headings...........................................37
                  12.7.    Counterparts.......................................37
                  12.8.    Reliance on and Survival of Provisions.............37
                  12.9.    Integration and Severability.......................37

Schedule A:                List of Purchasers and information with respect to
                           payment, notices, etc.
Annex I:                   List of Subsidiaries  (see Section 4.1(c)) and List
                           of Guarantees,  each as of January 19, 1990
Annex II:                  List of  Investments  held by the Company as of
                           January 19,  1990 (see  definition  of "Restricted
                           Investments")
Annex III:                 Description of Outstanding  Liens and  Dispositions
                           of Assets (see Section 4.1(j) and Section 8.3(a)) as
                           of January 19, 1990
Annex IV:                  Potential Non-Recurring Charges
Exhibit A:                 Form of Senior Note
Exhibit B:                 Restructuring

                        THOMAS INDUSTRIES HOLDINGS, INC.
                             THOMAS INDUSTRIES INC.

                                 NOTE AGREEMENT


                                                      Amended and Restated as of
                                                                November 6, 1998


To Each of the Purchasers
Named in Schedule A
Attached Hereto

Ladies and Gentlemen:

         Reference is made to the Note Agreement dated as of January 19, 1990 (the "Note Agreement") between THOMAS INDUSTRIES INC., a Delaware corporation (the "Company"), DAY-BRITE LIGHTING, INC., now THOMAS INDUSTRIES HOLDINGS, INC., a Delaware corporation ("Holdings") (the Company and Holdings are sometimes hereafter collectively referred to as the "Issuers"), and each of the institutional investors named therein pursuant to which $85,000,000 aggregate principal amount of the Company's 9.36% Senior Notes due January 31, 2005 were issued. The Note Agreement subsequently was amended by a First Amendment to Note Agreement, dated as of April 8, 1992, a Second Amendment to Note Agreement, dated as of July 31, 1992, and a Third Amendment to Note Agreement, dated as of July 7, 1998 (collectively, the "Amendments") (the Note Agreement, as amended by each of the Amendments is hereinafter referred to as the "Outstanding Agreement"). You are either (i) the Purchasers of the Notes in the aggregate principal amount set forth opposite your name in the attached Schedule A or (ii) the assigness of such Purchasers. You and the other Purchasers of the Notes, together with any assignee or transferee are sometimes referred to herein individually as a "Purchaser" and collectively as the "Purchasers".

         The Company agrees with you as follows:

Section 1.  AMENDMENT OF AGREEMENT

                  Amendments.

                  a. The Purchasers have heretofore agreed to amend and restate the Outstanding Agreement to consolidate into one document, the Note Agreement and each of the Amendments thereto.

                  b. Subject to the terms and conditions hereof and on the basis of the representations and warranties herein contained and fulfillment of the conditions set forth herein, the parties agree that the Outstanding Agreement shall be amended and restated to be in the form of this Agreement.

                  c. This Agreement shall become effective following its execution and delivery by all of the signatories listed on the signature pages and upon satisfaction of all of the conditions set forth in Section 5, all of which shall take place at 9:00 A.M. Chicago time on the date set forth above (the "Effective Date"). Delivery of any and all documents called for by
                  Section 5 shall take place at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois 60610.

Section 2.  DESCRIPTION OF NOTES AND COMMITMENT

         Description of Notes. Under the Outstanding Agreement, the Issuers authorized the issuance of $85,000,000 aggregate principal amount of Senior Notes (the "Notes") to mature January 31, 2005, to be dated the date of issuance and to bear interest from the date thereof at the rate of 9.36% per annum prior to maturity payable semiannually on January 31 and July 31 of each year, commencing July 31, 1990. The Notes were issued substantially in the form attached hereto as Exhibit A and have the other terms and provisions hereinafter set forth. The term "Notes" as used herein shall include the Notes delivered pursuant to the Outstanding Agreement and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural.

Section 3. PAYMENTS ON THE NOTES

         3.1. Required Prepayments. In addition to payment of all outstanding principal of the Notes at maturity, the Issuers will prepay, and there shall become due and payable, $7,730,000 of the then outstanding principal amount of the Notes, or such lesser amount as would constitute payment in full on the Notes, on January 31 in each year, commencing January 31, 1995 and ending January 31, 2004, inclusive, with the remaining principal payment due at maturity, subject to reduction of the payment due at maturity and of the required prepayments hereunder in the event optional prepayment is made as provided in Section 3.2, below. Each such payment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

         3.2. Optional Prepayments. Upon notice as provided in Section 3.3, the Issuers may prepay the Notes, in whole or in part at any time, in multiples of $250,000 and pursuant to Section 9.2 the Issuers shall prepay the Notes in whole, in both cases as provided in this Section 3.2. Each such prepayment shall be at a price of either (i) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, in the event that the Reinvestment Yield shall, on the applicable Determination Date, equal or exceed the interest rate payable on or in respect of the Notes, or (ii) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus a premium, in the event that the Reinvestment Yield shall, on such Determination Date, be less than the interest rate payable on or in respect of the Notes. The premium shall equal the present value of each remaining scheduled payment of principal and interest which would be required by Section
3.1 in respect of the principal amount of the Notes being so prepaid (in the case of any prepayment to be made on other than a regular interest payment date, such premium to be calculated after deducting the amount of interest accrued to the prepayment date and required to be paid in conjunction with the prepayment from the next succeeding regular interest payment), determined by discounting (on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less the principal amount to be prepaid. In the event optional prepayment is made by the Issuers, as provided in this Section 3.2, the principal amount of each such optional prepayment shall be applied on a pro rata basis to reduce the maturity payment and the required prepayments under Section 3.1. Except as provided in
Section 3.1 and Section 3.2, the Notes shall not be prepayable in whole or in part.

         3.3. Notice of Prepayments under Section 3.2. (a) The Issuers shall give notice of any optional prepayment of the Notes under Section 3.2 (including any prepayment from proceeds of a Disposition pursuant to clause (y) of Section 8.8) to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (i) such date and (ii) the principal amount of the holder's Notes to be prepaid on such date. Notice of optional prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date.

                  (b) In the case of any such optional prepayment pursuant to
Section 3.2, the Issuers shall give written notice (such notice to include an original signature of an authorized officer) to each holder of the Notes as soon as practicable, but in no event later than 5 days before the date fixed for such prepayment, of the premium, if any, applicable to such prepayment and the details of the calculations used to determine the amount of such premium.

         3.4. Surrender of Notes on Prepayment or Exchange. Subject to Section 3.5, upon any partial prepayment of a Note pursuant to this Section 3 or partial exchange of a Note pursuant to Section 11.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Issuers pursuant to Section 11.3 hereof in exchange for a new Note equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Issuers for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall be surrendered to the Issuers for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

         3.5. Direct Payment. Notwithstanding any other provision contained in the Notes or this Agreement, the Issuers will pay all sums becoming due on each Note held by you by wire transfer of Federal Funds or other immediately available funds to such account in your name as specified in Section 12.2 or as you may otherwise designate to the Issuers in writing, without presentment and without notations being made thereon, except that any such Note so paid in full shall be surrendered to the Issuers for cancellation. Any wire transfers shall identify such payments as "Thomas Industries Inc. and Thomas Industries Holdings, Inc., 9.36% Senior Notes due January 31, 2005", shall identify the payment as principal, premium and/or interest and shall be made by 11:00 a.m. Central Time. Before selling or otherwise transferring any Note, you agree that you will make a notation thereon of the date to which interest has been paid. If the transferee of any Note held by you is an Institutional Holder or its nominee and shall request the Issuers to make all payments on account of such Note that are payable in cash either by check or by wire transfer of immediately available funds at an address specified in such request, the Issuers will make such payments in compliance with such request, provided that such Institutional Holder undertakes in said request the same obligations in respect of such Note as those undertaken by you in the immediately preceding sentence.

         3.6. Payments Due on Saturdays, Sundays and Holidays. In any case where any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note shall be on a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law to close in Louisville, New York or Chicago, then such payment or exchange need not be made on such date but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions are authorized by law to close in Louisville, New York or Chicago, with the same force and effect as if made on the due date.

         3.7. Allocations. In the event that less than the entire principal amount of the Notes is being prepaid pursuant to Sections 3.1 or 3.2, the Issuers will prorate the aggregate principal amount to be prepaid among the holders in proportion to the unpaid principal amounts held thereof.

Section 4. REPRESENTATIONS

         4.1. Representations of the Issuers. As an inducement to, and as part of the consideration for, your entering into this Agreement, the Issuers represent and warrant to you as follows:

                  (a) Corporate Organization and Authority. The Company and Holdings are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, each such company has full corporate power and authority to carry on its business as now conducted, to enter into the Agreement.

                  (b) Qualification to Do Business. The Company and Holdings are duly licensed or qualified and in good standing as foreign corporations authorized to do business in each jurisdiction in which the nature of their respective businesses or the character of their respective properties would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not materially and adversely affect the business, properties, operations or financial condition of the Company and Holdings.

                  (c) Subsidiaries. As of January 19, 1990, the Company had no Subsidiaries except those listed in Annex I attached hereto and each Subsidiary named in Annex I which is in existence as of the date of this Agreement, including Holdings, is duly authorized and validly existing in good standing under the laws of the jurisdiction in which it was incorporated, with all requisite power and authority to carry on the business now being conducted by it, and each Restricted Subsidiary is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or the character of its properties would make such qualification or licensing necessary, except where the failure to be qualified or licensed would not materially and adversely affect the business, properties, operations or financial condition of such Restricted Subsidiary.

                  (d) Financial Statements. The consolidated balance sheets of the Company and its Subsidiaries, and the related consolidated statements of income, cash flows and shareholders' equity for each of the five years in the period ended December 31, 1988, certified by the Company's independent public accountants, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the financial position and results of operations of the Company and its Subsidiaries for and as of the end of each of such fiscal years. The unaudited condensed consolidated balance sheets and the unaudited condensed consolidated statements of income and cash flows of the Company and its Subsidiaries for the nine months ended September 30, 1988 and September 30, 1989 were prepared in accordance with generally accepted accounting principles and present fairly the financial condition of the Company and its Subsidiaries taken as a whole as of said dates and the results of its operations for the fiscal periods then ended, subject to customary year-end audit adjustments.

                  (e) No Contingent Liabilities or Adverse Changes. Except as listed as a part of Annex I, as of January 19, 1990 the Company and its Subsidiaries had no contingent liabilities which would have been material to the Company and its Subsidiaries taken as a whole other than as indicated on the audited financial statements as of and for the year ended December 31, 1988 described in the foregoing paragraph (d) of this Section 4.1 (including in the footnotes thereto), and from December 31, 1988 to January 19, 1990, there were no material adverse changes in the financial condition of the Company and its Subsidiaries taken as a whole.

                  (f) No Pending Litigation or Proceedings. There are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, court commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be foreseen to result, individually or in the aggregate, in any material adverse change in the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  (g) Compliance with Law. (i) Neither the Company nor any of its Subsidiaries is (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party of which it has notice; or
(y) in default under any law, rule, regulation, ordinance or order relating to the businesses of the Company or its Subsidiaries and compliance with which is material, individually or in the aggregate, with respect to the operation or financial condition of such businesses of the Company and its Subsidiaries taken as a whole.

                  (ii) Neither the Company nor any of its Subsidiaries is a "national" of a "designated foreign country", a Person defined as a "designated foreign country", an entity defined as "Iran" or an "Iranian Entity," an entity defined as "Nicaragua" or a "Nicaraguan," an "Entity controlled by the South African Government," or an entity defined as the "Government of Libya" or a "Libyan Person" within the definitions in the Foreign Assets Control, Cuban Assets Control, Iranian Assets Control, Nicaraguan Control, South African Transactions or Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R., Chapter V, as amended, or any regulation or ruling issued thereunder.

                  (h) Environmental Matters. All facilities owned, leased, used and operated by the Company and its Subsidiaries have been, and continue to be, owned, leased, used and operated by the Company in compliance with the applicable Federal, state, local and foreign environmental laws, regulations and guidelines as enacted, amended or reauthorized, promulgated or published, except where the failure to be in compliance with all such laws, regulations or guidelines would not materially and adversely affect the business, properties, operations, or financial condition of the Company and its Subsidiaries, taken as a whole.

                  (i) Pension Reform Act of 1974. Neither the purchase of the Notes by you nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to any "employee pension benefit plan," as defined in Section 3 of ERISA (a "Plan"), established or maintained by the Company and its Subsidiaries. Each Plan maintained by the Company and its Subsidiaries which is intended to qualify under Section 4.01(a) of the Code has been determined by the Internal Revenue Service to so qualify (except for recently adopted Plans for which Internal Revenue Service applications have not yet been submitted), and each related trust has been determined by the Internal Revenue Service to be exempt from taxation under Section 501(a) of the Code. All Plans established or maintained by the Company and its Subsidiaries comply in all material respects with ERISA and the Code. There exist with respect to the Company and its Subsidiaries no "multiemployer plans," as defined in the Multiemployer Pension Plan Amendments Act of 1980, for which a material withdrawal or termination liability may be incurred. Neither the Company nor any of its Subsidiaries has any knowledge of any material liability existing with respect to any "multiemployer plans" in which it participates, including but not limited to withdrawal or termination liability. There exist with respect to all Plans or trusts established or maintained by the Company and its Subsidiaries:
(i) no material accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan or trust which would result in any liability to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and (iii) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

                  (j) Title to Properties. Except as disclosed on the consolidated balance sheet as of December 31, 1988 delivered pursuant to Paragraph (d) of this Section 4.1 and except with respect to the asset dispositions described on Annex III, as of January 19, 1990 the Company and its Subsidiaries had (i) good title in fee simple or its equivalent under applicable law to all the real property owned by them and (ii) good title to all the other property reflected in said balance sheet or subsequently acquired by the Company or its Subsidiaries (except as sold or otherwise disposed of in the ordinary course of business), in each case free from all liens, charges, and encumbrances of any kind, except (w) liens for taxes which are not now delinquent; (x) any mechanic's, laborer's or supplier's liens if payment is not yet due under the contract in question; (y) other liens, charges and encumbrances that, in the aggregate, do not materially detract from the value or marketability of said properties or materially impair their use in the operation of the business of the Company and its Subsidiaries and (z) those liens described on Annex III.

                  (k) Leases. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases under which the Company or its Subsidiaries are lessees or are operating. None of such leases contains any restrictions which would materially and adversely affect the operation or use of the property so leased. All of such leases are valid and subsisting and there are no defaults in such leases which would result in a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (l) Franchises, Patents, Trademarks and Other Rights. The Company and its Subsidiaries have all franchises, permits, licenses and other authority as are necessary to enable them to carry on their businesses as now being conducted and as proposed to be conducted, and none of them is in default under any of such franchises, permits, licenses or other authority which default is material to the business, properties, operations or financial (whether the same be immediate or reasonably expected in the future) condition of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others which might result in any material adverse change in the business, properties, operations or financial (whether the same be immediate or reasonably expected in the future) condition of the Company and its Subsidiaries taken as a whole.

                  (m) Status of Notes and Sale of Notes. The Notes have been duly authorized on the part of the Company and Holdings and constitute the legal, valid and binding obligations of the Company and Holdings, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or secured parties or by equitable principles if equitable remedies are sought. The sale of the Notes and compliance by the Company and Holdings with all of the provisions of this Agreement and of the Notes (i) are within the corporate powers of the Company and Holdings, (ii) have been duly authorized by proper corporate action and (iii) are legal and will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Company or its Subsidiaries under the provisions of, any charter instrument, by-law, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound.

                  (n) No Defaults. No event has occurred and no condition exists which, after giving effect to the execution and delivery of this Agreement, would constitute an Event of Default, or with the lapse of time or the giving of notice or both would become an Event of Default, under this Agreement. Neither the Company nor any of its Subsidiaries is in default under any charter instrument, by-law, or any loan agreement or other material agreement or instrument to which it is a party or by which it is bound which default is material to the Company and its Subsidiaries taken as a whole.

                  (o) Governmental Consent. Neither the nature of the Company and its Subsidiaries nor their businesses nor their properties, nor any relationship between the Company and its Subsidiaries and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement.

                  (p) Taxes. (i) All tax returns required to be filed by the Company and its Subsidiaries in any jurisdiction have in fact been filed. All taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries, or upon any of their properties, income or franchises, which are due and payable, and which the failure to pay would have a material adverse effect on the Company and its Subsidiaries, have been paid timely or within appropriate extension periods or contested in good faith by appropriate proceedings. Neither the Company nor any of its Subsidiaries know of any proposed additional tax assessment against it nor of any basis for any such assessment which would have a materially adverse effect on the Company and its Subsidiaries.

                  (ii) As of January 19, 1990, the Federal income tax liabilities of the Company and its Subsidiaries had been finally determined by the Internal Revenue Service and satisfied for all taxable years to and including the taxable year ended December 31, 1984. The provisions for taxes on the books of the Company are adequate for all open years and for the current fiscal period.

                  (q) Status under Certain Statutes. Neither the Company nor any of its Subsidiaries is (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, nor directly or indirectly owns, controls or holds with power to vote, 5% or more of the outstanding voting securities of any investment company nor directly or indirectly controls any investment company.

                  (r) Private Offering. Neither the Company, Holdings nor Salomon Brothers Inc. (the only Person authorized or employed by the Company and Holdings as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company or Holdings) has offered any of the Notes or any similar security of the Company or Holdings for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than not more than 80 institutional investors, including the Purchasers, referred to in a letter from the Capital Markets Department of Salomon Brothers Inc. to the Company and Holdings, dated January 19, 1990, a copy of which has been delivered to your special counsel, each of whom was offered all or a portion of the Notes at private sale for investment and not for distribution. The Company and Holdings agree that neither the Company, Holdings nor anyone acting on their authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to require the issuance and sale of the Notes to be registered pursuant to the provisions of Section 5 of the Securities Act of 1933, as amended. In making the foregoing representations as to Salomon Brothers Inc., the Company and Holdings have relied entirely upon the letter of Salomon Brothers Inc. described above with respect to such representations.

                  (s) Effect of Other Instruments. Neither the Company nor any of its Subsidiaries is bound by any agreement or instrument or subject to any charter or other corporate restriction which, materially and adversely affects the business, properties, operations, or financial (whether the same be immediate or reasonably expected in the future) condition, of the Company and its Subsidiaries taken as a whole.

                  (t) Use of Proceeds. None of the net proceeds from the sale of the Notes have been or will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" as such terms are defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. None of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" as such terms are defined in Regulations G, T, U or
X. (12 C.F.R., Chapter II).

                  (u) Change in Business. The Issuers have no present intention, directly or indirectly, to enter into any business which is substantially different from that being conducted by them and that do not relate to products or services supplied by or product markets served by the Company. The Company has no present intention of entering into any transaction of the kind described in Section 8.7 hereof with respect to merger or sale of substantially all assets.

                  (v) Condition of Property. All of the facilities of the Company and its Subsidiaries are in reasonable operating condition and repair except for facilities being repaired in the ordinary course of business.

                  (w) Books and Records. The Company and Holdings each (i) maintain books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and business affairs, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with their management's general or specific authorization and to permit preparation of financial statements in accordance with generally accepted accounting principles.

                  (x) Financial Matters. The Company and Holdings are "solvent business entities", as said term is used in Section 125.9a of the Illinois Insurance Code, each company having a "net worth" of not less than $1,000,000. Neither the Company nor any of its Subsidiaries has, during the five years preceding the date hereof been in default as to principal or interest on any direct, unconditional obligation, guarantee or insurance of the Company and its Subsidiaries. As used in the preceding sentence, the terms "direct" and "unconditional" shall have the meanings assigned to them in Sections 124.9 and 124.17, respectively, of said Code.

                  (y) Full Disclosure. Neither the financial statements referred to in Paragraph (d) of this Section 4.1, nor this Agreement, nor the Confidential Private Placement Memorandum, dated November 1989, nor the December 8, 1989 letter from the Company to Salomon Brothers Inc., nor the Thomas Industries Inc. "Market Analysis - January 1989" presented December 19, 1989 to representatives of certain of the Purchasers, furnished to you in connection with the placement of the Notes, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact known, or which, after reasonable inquiry would be known, by the Company or its Subsidiaries which the Company has not disclosed to you in writing which has a material adverse effect on or, so far as the Company and its Subsidiaries can now reasonably foresee, will have a material adverse effect on the business, property, operations or financial (whether the same be immediate or reasonably expected in the future) condition of the Company and its Subsidiaries, taken as a whole or the ability of the Company or its Subsidiaries to perform its undertakings under and in respect of this Agreement and the Notes.

         4.2. Representations of the Purchasers. You represent, and in entering into this Agreement the Issuers understand, that you have acquired the Notes for the purpose of investment and not with a view to the resale or distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; provided that the disposition of your property shall at all times be and remain within your control, subject, however, to compliance with Federal securities laws. You acknowledge that the Notes have not been registered under the Securities Act of 1933, as amended, and you understand that the Notes must be held indefinitely unless (i) they are subsequently registered under said Securities Act, (ii) an exemption from such registration is available, or (iii) said Securities Act does not apply to their disposition. You have been advised that the Issuers do not contemplate registering, and are not legally required to register, the Notes under said Securities Act or any other applicable laws.

You further represent and warrant that no part of the funds that were used by you to purchase the Notes constitute assets allocated to any separate account maintained by you.

Section 5. CLOSING CONDITIONS

         The effectiveness of this Agreement is subject to the execution of this Agreement by the Issuers and the Purchasers and to the following conditions to be satisfied on or before the Effective Date:

         5.1. Representations and Warranties. The representations and warranties of the Company and Holdings contained in this Agreement, or otherwise made in writing in connection herewith, shall be true and correct on and as of the Effective Date.

         5.2. Events of Default. No event shall have occurred and be continuing on the Effective Date which would, giving effect to the execution and delivery of this Agreement, constitute an Event of Default, as defined in Section 9.1 hereof, or with notice or lapse of time or both would become such an Event of Default.

         5.3. Proceedings and Documents. All proceedings taken in connection with the transactions contemplated by this Agreement and all documents necessary to the consummation thereof shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request in connection with the consummation of said transactions.

         5.4. Payment of Fees and Expenses. The Issuers shall have paid the fees and expenses of Gardner, Carton & Douglas, your special counsel, incurred through the Effective Date and incident to all proceedings in connection with, transactions contemplated by, and documents incident to this Note Agreement and the Notes.

Section 6. INTERPRETATION OF AGREEMENT

         6.1. Certain Terms Defined. The terms hereinafter set forth when used herein shall have the following meanings:

         Adjusted Net Earnings - For any period, the gross revenues of the Company and Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined in accordance with generally accepted accounting principles consistently applied and after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

                  (i) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                  (ii) the proceeds of any life insurance policy;

                  (iii) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (iv) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all of the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

                  (v) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

                  (vi) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

                  (vii) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary other than the amount of such portion as is directly used to make payments with respect to the Debt of such Restricted Subsidiary;

                  (viii) earnings resulting from any reappraisal, reevaluation or write-up of assets, except write-ups of assets in connection with acquisitions in accordance with generally accepted accounting principles (under United States accounting standards);

                  (ix) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary, except gains from decreases in depreciation as a result of negative goodwill incurred in write-downs in fixed assets of such Subsidiaries;

                  (x) any gain arising from the acquisition of any securities of the Company or a Restricted Subsidiary;

                  (xi) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve was made (A) for purposes of Restricted Payments under Section 8.2, from income arising after December 31, 1989, or (B) for purposes of the definition of "Consolidated Earnings Before Fixed Charges", from income arising during the twelve-month period ending as of the most recently preceding fiscal quarter. The LIFO reserves of the Company and its Subsidiaries shall not for purposes of this subparagraph (xi) be deemed to constitute contingency reserves; and

                  (xii) any earnings resulting from the excess, if any, of actual cash amounts expended with respect to post-retirement healthcare benefits over charges to earnings with respect to annual recurring expenses associated with post-retirement healthcare benefits.

         Affiliate - Any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Capitalized Lease Obligation - The amount which represents the capitalized value of any lease of property, real or personal, which in accordance with generally accepted accounting principles, would be required to be capitalized on a balance sheet of the lessee.

         Consolidated - The total amount determined in accordance with generally accepted accounting principles by consolidation of the Company and its Restricted Subsidiaries.

         Consolidated Current Ratio - The ratio of (x) consolidated current assets of the Company and its Restricted Subsidiaries, determined in accordance with generally accepted accounting principles, to (y) consolidated current liabilities of the Company and its Restricted Subsidiaries (excluding current maturities of Funded Debt), determined in accordance with generally accepted accounting principles.

         Consolidated Earnings Before Fixed Charges - For any period, on a consolidated basis the sum of (i) Adjusted Net Earnings (but excluding therefrom the effect of extraordinary and non-recurring items) plus (to the extent deducted in determining Net Earnings) any federal, state, or other income taxes of the Company and any of its Restricted Subsidiaries and (ii) Consolidated Fixed Charges. Earnings of Restricted Investments shall be included only to the extent of dividends or other cash payments actually received. Notwithstanding the foregoing, however, the effect of the items listed on the attached Annex IV shall be excluded from the calculation of Consolidated Earnings Before Fixed Charges to the extent such item is reflected in such Annex. Notwithstanding the foregoing, solely for the purposes of calculating Consolidated Earnings Before Fixed Charges as such term is used in Section 8.6, for the fiscal year in which FASB 106 is adopted by the Company and for each fiscal year thereafter, Consolidated Earnings Before Fixed Charges shall be calculated by adding to Adjusted Net Earnings in each such year, to the extent it otherwise would have been deducted in calculating Adjusted Net Earnings for such year, an amount equal to the Net FASB 106 Adjustment for such year.

         Consolidated Fixed Charges - For any period, the sum of (i) all interest expense, interest capitalized during such period, amortization of debt discount and expense of the Company and its Restricted Subsidiaries and (ii) one-third (1/3) of all rental expense of the Company and its Restricted Subsidiaries with respect to Restricted Leases, each calculated in accordance with generally accepted accounting principles; provided, however, Consolidated Fixed Charges shall not include fixed charges arising with respect to any Restricted Subsidiary for any period during which earnings of such Restricted Subsidiary are not included under paragraphs (iii), (iv) and (v) of the definition of Adjusted Net Earnings set forth herein.

         Consolidated Funded Debt - Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Net Earnings - The Net Earnings of the Company and its Restricted Subsidiaries consolidated in accordance with generally accepted accounting principles. Notwithstanding the foregoing, there shall be excluded from the calculation of Consolidated Net Earnings any earnings resulting from the excess, if any, of actual cash amounts expended with respect to post-retirement healthcare benefits over charges to earnings with respect to annual recurring expenses associated with post-retirement healthcare benefits. Solely for purposes of calculating Consolidated Net Earnings as such term is used in Section 8.2, for the fiscal year in which FASB 106 is adopted by the Company and for each fiscal year thereafter, Consolidated Net Earnings (as such term is used solely in Section 8.2) shall be calculated by adding to Consolidated Net Earnings (as such term is used solely in Section 8.2) in each such year, to the extent it otherwise would have been deducted in calculating Consolidated Net Earnings for such year, an amount equal to the Net FASB 106 Adjustment for such year.

         Consolidated Net Tangible Assets - As of the date of determination thereof, the total amount of all assets of the Company and its Restricted Subsidiaries after deducting (i) goodwill, patents, trade names, trademarks, unamortized debt discount and expense, organization expense and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles; (ii) any write-up of fixed assets after the Closing, except write-ups of fixed assets in connection with acquisitions in accordance with generally accepted accounting principles (under United States accounting standards); (iii) Restricted Investments (valued at the book value thereof); (iv) treasury stock and translation adjustments; and (v) all items which in accordance with generally accepted accounting principles would be included on the liability side of a consolidated balance sheet, excluding minority interests and Funded Debt.

         Current Debt - The aggregate of all Debt which matures on demand or within one year after the date of creation thereof (other than current maturities of Funded Debt).

         Debt - (i) All obligations for borrowed money, including Capitalized Lease Obligations, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which indebtedness is to be determined; (ii) obligations secured by any mortgage, pledge or lien existing on property owned subject to such mortgage, pledge or lien, whether or not the indebtedness secured thereby shall have been assumed; (iii) obligations to make payment for goods and services whether or not ultimately delivered (for example, so-called "take-or-pay contracts" but not including accounts payable created in the ordinary course of business); and (iv) guarantees or endorsements (other than of notes, bills, and checks presented to banks for collection in the ordinary course of business) in respect of Debt of other Persons. Letters of credit issued for bonding, trade, insurance or similar purposes shall not be considered Debt unless funds are drawn down thereunder.

         Determination Date - The date 15 days before the date fixed for prepayment pursuant to a notice required by Section 3.3 or the day 15 days before the date of declaration pursuant to Section 9.2.

         EBITDA - means, for any period, Adjusted Net Earnings plus (to the extent deducted from, or not included in, Adjusted Net Earnings for the relevant period) depreciation, amortization, interest expense, taxes and cash distributions from minority investments.

         FASB 106 - Statement of Financial Accounting Standards No. 106.

         Funded Debt - All items of Debt which have a final maturity of more than one year from the date of creation thereof (or which are renewable or extendible at the option of the obligor for a period or periods more than one year from the date of creation) other than current maturities thereof of the Company and its Restricted Subsidiaries.

         Institutional Holder - (i) Until such time as Rule 144A under the Securities Act of 1933 is adopted, any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution which is or becomes a holder of any Note and (ii) after Rule 144A under the Securities Act of 1933 is adopted, any "Qualified Institutional Buyer" as defined in such Rule 144A which becomes a holder of any Note.

         Lien - Any mortgage, pledge, security interest, encumbrance, lien (other than any unexercised right of set-off; provided, that when a right of set-off is exercised, it shall constitute a Lien) or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

         Net Earnings - For any period, net earnings determined in accordance with generally accepted accounting principles (under United States accounting standards).

         Net FASB 106 Adjustment - either:

                  (a) in the event the Company elects to recognize its accumulated post-retirement health care benefit obligation as an expense during the year FASB 106 is adopted by the Company, then in such event the Net FASB 106 Adjustment shall be a one-time adjustment in an amount equal to the transition obligation calculated in accordance with FASB 106 and net of any related income tax benefits recognized and reported in such year as the cumulative effect of a change in accounting (it being understood that subsequent charges to earnings representing the annual recurring expense associated with post-retirement health care benefits shall not be included in computing the net FASB 106 Adjustment); or

                  (b) in the event the Company elects to amortize its accumulated post-retirement health care benefit obligation over the average remaining service lives of active participants (or 20 years if longer), then in such event the Net FASB 106 Adjustment in any year shall be an amount equal to the expense associated with the annual amortization of the transition obligation (the "Annual Amortization Amount"), such Annual Amortization Amount to be computed in accordance with FASB 106 and to be net of any related income tax benefits recognized (it being understood that charges to earnings representing the annual recurring expense associated with post-retirement health care benefits in excess of the Annual Amortization Amount shall not be included in computing the Net FASB 106 Adjustment);

provided, however, that in no event shall the Net FASB 106 Adjustment computed by reference to subparagraph (a) or subparagraph (b) (in the case of the amount calculated by reference to subparagraph (b), computed on a cumulative basis) above exceed $6.0 million.

         Person - Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Priority Debt - has the meaning set forth in Section 8.4(b).

         Reinvestment Yield - With respect to Notes to be prepaid pursuant to
Section 3.2 (except as otherwise provided in such Section) or Notes the payment of which has been accelerated pursuant to Section 9.2, the arithmetic mean of the rates, published for the 5 business days preceding the applicable Determination Date, in the weekly statistical release designated H. 15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" opposite the maturity corresponding to the Weighted Average Life to Maturity, rounded to the nearest month, of the principal amount of the Notes to be prepaid plus no additional percentage for all calculations of prepayments prior to January 31, 1995 and plus .50% for all calculations of prepayments beginning with the period commencing on January 31, 1995. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month).

         Rentals - As of the date of any determination thereof, the maximum annual rental payments payable with respect to a Restricted Lease in any fiscal year during which such Restricted Lease is in effect or proposed to be in effect (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender to the property) payable by the Company or a Subsidiary, as lessee or sublessee under Restricted Leases of real or personal property, but exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges.

         Restricted Investments - With respect to the Company and its Restricted Subsidiaries, all loans, advances, capital contributions and transfers of assets to, and all purchases and other acquisitions for consideration of evidences of indebtedness, capital stock or other securities of, any Person except:

                  (i) investments in or advances to Restricted Subsidiaries or in Persons which through such investments become Restricted Subsidiaries;

                  (ii) investments in assets which will be used by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (iii) investments in obligations which mature within one year issued by or guaranteed by the United States of America or an agency thereof;

                  (iv) state, local or municipal obligations and adjustable or auction preferred stock which mature within one year or are adjustable or subject to auction within one year and which obligations and preferred stock are all rated in one of the top two rating classifications by at least one national rating agency. (The national rating agency making such rating shall be either Moody's Investors Service, Inc. or Standard & Poor's Corporation so long as one of these services shall then be rendering such ratings.);

                  (v) investments in domestic or Euro certificates of deposit or time deposits maturing within one year issued by commercial banks located in the United States or Canada having capital, surplus and undivided profits aggregating at least $250,000,000;

                  (vi) investments held by the Company as of January 19, 1990 and set forth on Annex II attached hereto; and

                  (vii) investments in commercial paper maturing within 270 days and rated in one of the top two rating classifications by at least one national rating agency. (The national rating agency making such rating shall be either Moody's Investors Service, Inc. or Standard & Poor's Corporation so long as one of these services shall then be rendering such ratings.)

         Restricted Leases - All lease obligations other than Capitalized Lease Obligations and data processing or vehicle leases.

         Restricted Payments - The sum of (i) all payments, in either cash or property (in the case of payments of property, the property is to be valued at the greater of book or fair market value as determined by the board of directors of the Company), as dividends upon any class of capital stock, and (ii) the excess, if any, of (x) investments after the date hereof in either cash or property, in Restricted Investments and purchases of capital stock of the Company over (y) net return, in either cash or property, of capital in Restricted Investments through the sale, liquidation, transfer or other disposition of a Restricted Investment or other return, in either cash or property, of capital from a Restricted Investment, plus the net proceeds from the sale, transfer, liquidation or other disposition of capital stock of the Company, plus the net proceeds from the sale, transfer, exercise or other disposition of warrants plus the par value of debt that has been converted into capital stock of the Company.

         Restricted Subsidiary - A Subsidiary which has not been designated an Unrestricted Subsidiary of which the Company or another Restricted Subsidiary owns, directly or indirectly, more than 75% of the voting stock and which is located in the United States or Canada, Australia, Japan, U.K., France, West Germany, Ireland, Spain, Italy, Scandinavian or Benelux countries. The Board of Directors of the Company may designate or redesignate any Unrestricted Subsidiary a Restricted Subsidiary provided that such Unrestricted Subsidiary at the time of such designation or redesignation complies with all covenants applicable to Restricted Subsidiaries, and immediately thereafter the Company is in compliance with Section 8.4(a) after giving effect to said designation. At no time shall the entity resulting from the Company's exchange of its lighting division assets for a minority interest in a joint venture, as further described on Exhibit B (the "Restructuring"), be a Restricted Subsidiary.

         Sale and Leaseback Transaction - Any arrangement, directly or indirectly, with any Person whereby a seller or a transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease (whether or not a Capitalized Lease Obligation), or repurchase under an extended purchase contract, the same or similar property from the purchaser or the transferee of such property.

         Secured Debt - All Debt which is secured by a lien, pledge, mortgage or other interest on any of the property or assets, whether real or personal, of the Company or any of its Restricted Subsidiaries, plus Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries.

         Subsidiary - A corporation of which the Company owns, directly or indirectly, more than 50% of the voting stock.

         Unrestricted Subsidiary - Any Subsidiary which has been designated by the Board of Directors of the Company as an Unrestricted Subsidiary which at the time of such designation neither owns directly or indirectly, any Debt or capital stock of any other Restricted Subsidiary and (ii) immediately thereafter the Company is in compliance with Section 8.4(a).

         Weighted Average Life to Maturity - As applied to any prepayment of principal of the Notes, at any date, the number of years obtained by dividing
(a) the then outstanding principal amount of the Notes to be prepaid, as the case may be, into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining required prepayment, including payment at final maturity by (ii) the number of years (calculated to the nearest 1/12th) which will elapse between such date and the making of such payment.

         Wholly-Owned Restricted Subsidiary - Any Restricted Subsidiary 100% of the voting shares of which is owned by the Company or a Wholly-Owned Restricted Subsidiary.

         Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

         6.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles in force at the time of such determination, consolidation or computation to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         6.3. Valuation Principles. Except when indicated expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with generally accepted accounting principles, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with generally accepted accounting principles) without giving effect to any write-up, write-down or write-off relating thereto which was made after the date of this Agreement.

         6.4. Direct or Indirect Actions. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

Section 7. AFFIRMATIVE COVENANTS

         The Issuers agree that, so long as any amount remains unpaid on any
Note:

         7.1. Corporate Existence. The Company will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and duly procure all necessary renewals and extensions thereof and use, and cause each Subsidiary to use, its best efforts to maintain, preserve and renew all of its rights, powers, privileges and franchises which in the opinion of the Board of Directors of the Company continue to be advantageous to the Company and its Subsidiaries; provided, however, that the corporate existence of the Company or of any Subsidiary may be discontinued as a result of a liquidation or sale of assets or merger in accordance with the provisions of Section 8.7 hereof.

         7.2. Insurance. The Company will insure and keep insured, and will cause each Subsidiary to insure and keep insured, in a prudent manner, at all times all of its properties which are of an insurable nature and of the character usually insured by companies operating properties similar to the properties of the Company and each such Subsidiary, against loss or damage by fire and from other causes customarily insured against by companies engaged in a business similar to that of the Company and each Subsidiary in such amounts as are usually insured against by such companies. All such property casualty insurance with respect to the domestic operations of the Company and its Subsidiaries shall at the time said policy or any renewal thereof is entered into be carried with financially sound and reputable insurers who are rated "A+" or better by A.M. Best Company, Inc. ("Best"); provided, however, that in the event certain property casualty insurance is currently carried by the Company or any of its Subsidiaries in sound and reputable insurers rated "A" by Best, or with respect to any such insurer currently rated "A+" which hereafter is downgraded to "A", the Company or any such Subsidiary, as the case may be, may continue to carry such insurance and any renewals thereof so long as such insurance carrier(s) continue to be rated at least "A" by Best. The Company will also maintain, and will also cause each Subsidiary to maintain, in a prudent manner, at all times adequate insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies operating properties similar to the properties of the Company and such Subsidiary. All such third-party liability insurance with respect to the domestic operations of the Company and its Subsidiaries shall at the time said policy or any renewal thereof is entered into be carried with financially sound and reputable insurers who are rated "A+" by Best; provided, however, that in the event certain third-party liability insurance is currently carried by the Company or any of its Subsidiaries with financially sound and reputable insurers who are rated at least "A" by Best, or with respect to any such insurer currently rated "A+" which hereafter is downgraded to "A", the Company or any such Subsidiary, as the case may be, may continue to carry such insurance and any renewals thereof so long as such insurance carrier(s) continue to be rated at least "A" by Best if such insurance may continue to be procured by the Company or any of its Subsidiaries, as the case may be, in a commercially reasonable fashion. The Company shall furnish you on or prior to the Closing Date a summary of insurance it presently has in force.

         7.3. Taxes, Claims for Labor and Materials. The Company will pay and discharge when due, and will cause each Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its property or assets, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves, if any, are maintained in accordance with generally accepted accounting principles.

         7.4. Maintenance of Properties. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its material properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions required to maintain the business of the Company and each Subsidiary.

         7.5. Maintenance of Records. The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants), and the Company will, and will cause each

Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

         7.6. Financial Information and Reports. The Company will furnish to you and to any other Institutional Holder the following:

                  (a) As soon as available and in any event within 60 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, an unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and unaudited condensed consolidated statements of income and cash flows of the Company and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such period and ending on the date of such balance sheet (being the financial information furnished the Securities and Exchange Commission in Form 10-Q), setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all such reports to be consolidated and in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants);

                  (b) As soon as available and in any event within 90 days after the last day of each fiscal year an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of income, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all such reports to be consolidated and in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes as are disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by a report of a firm of independent certified public accountants of recognized national standing selected by the Company. In addition, one copy of the Company's Annual Report to Stockholders shall be delivered to the Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, New York, New York 10007.

                  (c) As soon as available, copies of such financial statements, notices, reports and proxy statements as the Company shall furnish to its stockholders; copies of all registration statements (other than registration statements covering employee benefit, stock option or similar plans) and periodic reports which the Company may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended; and copies of all reports relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered;

                  (d) Together with the financial reports delivered pursuant to Paragraphs (a) and (b) of this Section 7.6, a certificate of the chief financial officer or any officer responsible for financial or accounting matters, (i) to the effect that the signer thereof has re-examined the terms and provisions of this Agreement and that, to the best of his knowledge after due inquiry, at the date of such certificate, during the periods covered by such financial reports and as of the end of such periods, no Event of Default, or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder, is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if the signer is aware of any such event or Event of Default, he shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto, (ii) in the event such consolidated financial reports include information with respect to Unrestricted Subsidiaries, setting forth information and computations in sufficient detail to delete therefrom information with respect to all such Unrestricted Subsidiaries, and (iii) stating whether, after giving effect to the information furnished in
(ii), the Company is in compliance with Sections 8.1 through 8.14 and setting forth, in sufficient detail, the information and computations required to establish whether or not, after giving effect to the information furnished in
(ii), the Company was in compliance with the requirements of Sections 8.1 through 8.11 during the periods covered by the financial reports then being furnished and as of the end of such periods;

                  (e) Together with the financial reports delivered pursuant to Paragraph (b) of this Section 7.6, a report of the independent certified public accountants stating that they have reviewed the Agreement and setting forth in reasonable detail the computations showing whether there was compliance with the requirements of Sections 8.1, 8.2, 8.3(g), 8.4, 8.5, 8.6, 8.7(b), 8.8, 8.9, 8.10
and 8.11, inclusive, and stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Event of Default hereunder, or any event (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder or, if such accountants shall have obtained knowledge of any such event or Event of Default, they shall disclose in such report the nature thereof and the length of time it has existed;

                  (f) The Company will notify you with respect to change of independent public accountants retained by the Company and will retain at all times independent public accountants of nationally recognized standing; and

                  (g) Such additional information as you or such other Institutional Holder of the Notes may reasonably request concerning the Company.

         7.7. Inspection of Properties and Records. The Company will allow any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder shall hold any Note, to visit and inspect any of its properties, to examine its financial books of record and account and to discuss its financial affairs, finances and accounts with its officers and its public accountants in the presence of a financial or accounting officer of the Company designated by either the Chief Financial Officer, the Treasurer or the Chief Executive Officer of the Company, all at such reasonable times and as often as you or such Institutional Holder may reasonably request; provided, however, that the time for such visit and inspection shall be within a reasonable time after notice to the Company, except during the existence of an Event of Default (or any event or condition which, with the passage of time, the giving of notice, or both, would constitute an Event of Default) during which time, the time of such visit and inspection shall be within three business days of such notice. All information disclosed pursuant to this Section shall be kept confidential, except as you or as such other Institutional Holder may be required by law or by any regulatory agency which you or such other Institutional Holder may be subject to reveal such information. Notwithstanding the foregoing, you shall have no obligation to preserve the confidential nature of any confidential information which: (a) was previously known to you; (b) is disclosed to third parties by the Company or Holdings without restriction; (c) is or becomes available other than by unauthorized disclosure to any member of the public other than a person or firm with whom the Company enjoys a confidential relationship; (d) was or is independently developed by you; (e) is released for disclosure by the Company or Holdings with the written consent of either of them; or (f) is legitimately received by you from a third party.

         7.8. ERISA. (a) The Company agrees that all assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan of the Company and its Subsidiaries and each such Plan, will comply in all material respects with ERISA and other applicable laws.

                  (b) The Company will not at any time cause any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to:

                  (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

                  (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                  (iii) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;

if the event or condition described in (i), (ii) or (iii) above is likely to subject the Company or any Subsidiary or "affiliate" to a liability which, in the aggregate, is material in relation to the business, operations, property or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

                  (c) Upon the request of you or any other Institutional Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

                  (d) The Company will notify you and each other Institutional Holder with respect to (i) any material accumulated funding deficiency within the meaning of ERISA of any Plan of the Company or any Subsidiary; (ii) any termination of any plan or trust which would result in any material liability of the Company or any Subsidiary to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any plan or trust by the PBGC; and (iii) any "prohibited transaction," as that term is defined in ERISA, which is likely to subject any plan, trust or party dealing with any such plan or trust to any material tax or penalty on prohibited transactions imposed by
Section 4975 of the Code.

         7.9. .Compliance with Laws. The Company and its Subsidiaries will comply with all laws, court orders, rules and regulations applicable to its business, including, without limitation, all environmental laws and regulations, except for such failures to so comply which individually or in the aggregate would not be material to the operation or financial condition of the Company and its Subsidiaries taken as a whole.

         7.10. Acquisition of Notes. The Issuers will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

Section 8. NEGATIVE COVENANTS

         The Company and Holdings agree that, for so long as any amount remains unpaid on any Note:

         8.1. Current Ratio. The Company will not, as of the end of any fiscal quarter, permit its Consolidated Current Ratio for such quarter to be less than 1.50:1.00.

         8.2. Restricted Payments. The Company will not, directly or indirectly, declare, make or become obligated to make any Restricted Payment, if immediately after giving effect thereto the sum of Restricted Payments declared, made or obligated, for the period subsequent to December 31, 1989 would exceed the sum of (i) the lesser of (x) $5,200,000 or (y) the amount determined by an audit conducted by the Company's independent public accountants to constitute the net gain of the Company with respect to the sale of its fastener division, (ii) $15,000,000, plus (iii) seventy-five percent (75%) (or minus 100% in the case of a loss) of Consolidated Net Earnings (but excluding the effect of extraordinary or non-recurring gains) accumulated after December 31, 1989. The amount to be determined by audit referred to in clause (y) above was confirmed in writing by a letter from the independent accountants addressed to you no later than March 31, 1990. For purposes of this Section 8.2, the effect of the items listed on the attached Annex IV shall be excluded from the calculation of Consolidated Net Earnings to the extent such item is reflected in such Annex.

         8.3. Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur or permit to exist, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

                  (a) Liens existing on property of the Company or any Subsidiary as of the date of January 19, 1990 that are described on Annex III attached hereto;

                  (b) Construction, materialmen's or warehousemen's Liens securing obligations not overdue, or if overdue, being contested in good faith by appropriate proceedings;

                  (c) Pledges or deposits to secure obligations under workmen's compensation laws, unemployment insurance or other social security or similar judgments thereunder which are not currently dischargeable and pledges, deposits, performance bonds or similar security interests in connection with bids, tenders, contracts and leases to which the Company or any Restricted Subsidiary is a party;

                  (d) Attachments, judgments and other similar Liens arising in connection with court proceedings ("Attachments, etc.") which in the aggregate do not exceed $1,000,000 and Attachments, etc. which in the aggregate do exceed $1,000,000 provided with respect to such excess the claims secured thereby are being actively contested in good faith and by appropriate proceedings and such liens have not remained in effect for more than 90 days without having been effectively stayed, vacated or bonded and adequate reserves, if any, in accordance with generally accepted accounting principles, are maintained by the Company or the Restricted Subsidiary affected in connection with such proceedings;

                  (e) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith and adequate reserves, if any, in accordance with generally accepted accounting principles, are maintained by the Company or the Restricted Subsidiary affected in connection with such contest;

                  (f) Liens arising in the ordinary course of business (including easements and similar encumbrances) that are not incurred in connection with the borrowing of money, provided that such liens do not materially interfere with the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; or

                  (g) Liens created after the Closing Date by purchase money mortgages, capitalized leases, conditional sales contracts, security interests, deeds of trust, real estate mortgages or similar instruments given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying out the business of the Company or a Restricted Subsidiary; provided that the Debt secured thereby is permitted pursuant to Section 8.4(b).

         8.4. Debt. (a) The Company will not permit at any time the ratio of Funded Debt of the Company and its Restricted Subsidiaries to EBITDA to exceed
(i) 3.5 to 1.0 for the period commencing the date hereof through September 30, 1999, and (ii) 3.0 to 1.0 subsequent to September 30, 1999. For purposes of this
Section 8.4(a), Current Debt of the Company and its Restricted Subsidiaries shall be deemed to constitute Funded Debt of the Company and its Restricted Subsidiaries unless, for a period of forty five (45) consecutive days (which period shall be determined by the Company) during each fiscal year, there shall have been outstanding no Current Debt of the Company and its Restricted Subsidiaries. For purposes of calculating the amount of Current Debt which will be deemed to constitute Funded Debt pursuant to the previous sentence, the amount of such Funded Debt will equal the average amount of Current Debt outstanding during each forty five (45) day period of determination.

                  (b) The Company will not permit at any time Debt of its Restricted Subsidiaries (other than Debt owed to the Company or another Restricted Subsidiary) and Secured Debt (together, "Priority Debt") to be incurred, unless after giving effect thereto, (i) such Priority Debt would be permitted to be outstanding under paragraph (a) of this Section 8.4, and (ii) the aggregate amount of such Priority Debt at any time outstanding would not exceed the sum of $10,000,000 plus 15% of Consolidated Net Tangible Assets. If the Company or a Restricted Subsidiary purchases or acquires 75% or more of the assets or capital stock of a Person that has outstanding Funded Debt and such acquired Person is thereupon designated a Restricted Subsidiary, then, not withstanding clause (ii) of this paragraph (b), such Funded Debt of such acquired Person may remain outstanding if, after giving effect thereto, the Company could incur additional Funded Debt pursuant to paragraph (a) of this
Section 8.4.

         8.5. Restricted Leases. The Company will not and will not permit any of its Restricted Subsidiaries to, create, assume, incur, guarantee or otherwise become liable, directly or indirectly, with respect to any Restricted Lease (except for the renewal of any existing Restricted Lease, other than with Affiliates, entered into on an arm's-length basis) if, at the time of entering into any such Restricted Lease and after giving effect thereto, on a pro forma basis, as of the end of the preceding four fiscal quarters, its Consolidated Earnings Before Fixed Charges would be less than 175% of its Consolidated Fixed Charges for such four fiscal quarters plus one third (1/3) of proposed Rentals with respect to such proposed Restricted Lease of the Company, calculated in accordance with generally accepted accounting principles (the "Lease Ratio"); provided that, notwithstanding the foregoing from the Company and any Restricted Subsidiary may create, assume, incur, guarantee, become liable or have outstanding, directly or indirectly, Restricted Leases with aggregate rental obligations in an amount not in excess of $1.5 million per year (the "Additional Rentals") without the requirement that the incurrence of such Additional Rentals comply with the Lease Ratio; provided further that in no event shall any rental obligations outstanding on or after August 1, 1995, constitute Additional Rentals; provided further that with respect to any rental obligations which are outstanding on or after August 1, 1995, the Company shall be required to comply with the Lease Ratio and the amount of any such rental obligations outstanding on or after August 1, 1995, shall be included for purposes of calculating the Lease Ratio; provided further that for purposes of calculating the Lease Ratio, all rental obligations which were Additional Rentals prior to August 1, 1995 and which remain outstanding on August 1, 1995, will be deemed to have been incurred on August 1, 1995; and provided further that at all times Additional Rentals will be included in the calculation of Consolidated Fixed Charges for purposes of Section 8.6. Notwithstanding the foregoing, with respect to the incurrence of rental obligations in excess of the amount of the Additional Rentals, the Company shall be required to comply with the Lease Ratio and the amount of any Additional Rentals shall be included for purposes of calculating the Lease Ratio.

         8.6. Fixed Charge Coverage. The Company will not, as of the end of any fiscal quarter, permit its Consolidated Earnings Before Fixed Charges for such quarter and the preceding three fiscal quarters to be less than 150% of its Consolidated Fixed Charges for such quarter and the preceding three fiscal quarters.

         8.7. Merger or Sale of Substantially All Assets. The Company will not, and will not permit any of its Restricted Subsidiaries to, merge or consolidate with, or sell, lease or convey all or substantially all of its assets to, any other Person, except that,

                  (a) any Restricted Subsidiary may merge or consolidate with, or sell, lease or convey substantially all of its assets to (i) the Company (provided that the Company shall be the successor corporation) or (ii) another Restricted Subsidiary; and

                  (b) The Company may merge or consolidate with, or sell, lease or convey substantially all of its assets to another corporation provided that the surviving corporation (which includes any corporation to which such assets shall have been sold, leased or conveyed) (i) is a United States corporation,
(ii) assumes payment of the Notes and performance of all obligations under this Agreement, and no Event of Default (as defined in Section 9.1 of this Agreement) shall have occurred and be continuing, and (iii) after giving effect to such merger, consolidation, sale, lease or conveyance of assets the surviving corporation would be in compliance with Section 8.4(a).

         8.8. Sale of Assets. The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any asset (a "Disposition") other than inventories or surplus, worn-out or obsolete assets disposed of in the ordinary course of business or as otherwise permitted in
Section 8.7, if (a) the Disposition occurs at less than fair market value, or
(b) after giving effect to the Disposition on a pro forma basis, (i) the Consolidated Earnings Before Fixed Charges derived from the assets sold in all the Dispositions (on a Consolidated basis) during the twelve-month period ending as of the most recent fiscal quarter preceding the Disposition would exceed fifteen percent (15%) of the Company's Consolidated Earnings Before Fixed Charges computed as at the end of such fiscal quarter as to such twelve-month period or (ii) the aggregate net book value of all such Dispositions (on a Consolidated basis) during the twelve-month period ending as of the most recent fiscal quarter preceding the Disposition would exceed ten percent (10%) of Consolidated Net Tangible Assets computed as of the end of such fiscal quarter. Provided, however, that Dispositions shall be excluded from the fifteen percent (15%) limitation in (b)(i) and the ten percent (10%) calculation in (b)(ii), above, to the extent the net proceeds from such Dispositions are either (x) used to acquire productive assets, subject only to Liens securing property of a value in excess of the amount of Dispositions but subject to no other prior Liens, in similar or related lines of business of the Company or its Restricted Subsidiaries or (y) used to prepay the Notes pursuant to Section 3.2 (including the premium, if any, thereon determined in accordance with Section 3.2), such prepayment to be that part of the total proceeds of the Disposition which bears the same proportion to such total proceeds as the aggregate principal amount of the Notes then outstanding bears to the aggregate principal amount of all Funded Debt of the Company ranking pari passu with the Notes then outstanding.

         8.9. Sale and Leaseback Transaction. The Company will not, and will not permit any of its Restricted Subsidiaries to, effect any Sale and Leaseback Transaction unless, after giving effect thereto, the provisions of Sections 8.4,
8.5 and 8.8 would be satisfied.

         8.10. Dispositions of Stock and Debt of Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any shares of capital stock, Funded Debt or Current Debt of any Restricted Subsidiary owned by it except the sale or transfer to the Company or a Wholly-Owned Restricted Subsidiary or for directors' qualifying shares. Notwithstanding the immediately preceding sentence, all shares of capital stock, Funded Debt or Current Debt of a particular Restricted Subsidiary may be sold or transferred as an entirety, provided that (i) such Restricted Subsidiary shall not own any shares of stock, Funded Debt or Current Debt of any other Restricted Subsidiary, (ii) such sale or transfer would not be prohibited under Section 8.7 or 8.8, and (iii) after giving effect thereto, the Company would be in compliance with Section 8.4(a).

         8.11. Issuance of Stock by Restricted Subsidiaries. Unless otherwise permitted by Section 8.10, the Company will not permit any Restricted Subsidiary to issue, sell or dispose of any shares of any class of its own capital stock except that a Restricted Subsidiary may issue, sell or dispose of shares of its capital stock to the Company or a Wholly-Owned Restricted Subsidiary, or for directors' qualifying shares.

         8.12. Change in Business. The Company and its Subsidiaries are generally engaged in the manufacture and sale of general consumer, commercial and industrial tools, machinery and equipment, including without limitation pumps and compressors, the manufacture and sale of electronic and other electrical equipment and components, including without limitation residential, commercial, industrial and outdoor lighting, the manufacture and sale of various commercial accessories and tools, and the manufacture and sale of various consumer products, including without limitation fireplaces, wood stoves, metal chimneys, fire screens and fireplace accessories. Neither the Company nor any Subsidiary will engage in any business that is not substantially similar to, or otherwise complementary with, the general nature of the business of the Company and its Subsidiaries if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement as described above.

         8.13. Consolidated Tax Returns. The Company will not file, or consent to the filing of, any consolidated Federal income tax return with any Person other than a Subsidiary.

         8.14. Purchase of Notes. The Company will not, and will not permit any Subsidiary to purchase or offer to purchase any of the Notes, except pursuant to a written offer made equally to all holders or pursuant to the terms of this Agreement.

         8.15. Dealing with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate except in the ordinary course of business on terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

Section 9.  EVENTS OF DEFAULT AND REMEDIES THEREFOR

         9.1. Nature of Events. An "Event of Default" shall exist in case any one or more of the following occurs and is continuing:

                  (a) Default in the payment of the principal of any of the Notes or the premium thereon, if any, at maturity, at any date fixed for prepayment or upon acceleration of maturity;

                  (b) Default in the payment of interest on any of the Notes when the same shall have become due, and such default shall continue for a period of 10 days (the "Grace Period"); provided, however, that it shall be an Event of Default for the Issuers to utilize the Grace Period with respect to two consecutive interest payments or six interest payments during the life of the Notes (unless the default in the payment of interest occurs due to events beyond the control of the Issuers);

                  (c) Default shall occur under any other covenant or provision of this Agreement which is not remedied within 30 days after notice thereof to the Issuers;

                  (d) Default shall occur with respect to any other Debt in excess of $1,000,000, individually or in the aggregate, of the Company or any Restricted Subsidiary and such default shall continue, unless waived, beyond the period of grace, if any, allowed with respect thereto and would cause or permit the holders thereof to declare the entire principal and all interest accrued on such obligations to be forthwith due and payable;

                  (e) Any representation or warranty made by the Company or Holdings herein, or made by the Company or Holdings in any written statement or certificate furnished by the Company or Holdings in connection with the issuance and sale of the Notes or furnished by the Company or Holdings pursuant hereto, proves incorrect in any material respect as of the date of the issuance or making thereof; or

                  (f) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $1,000,000 shall be entered or filed against the Company or any Restricted Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 60 days after the Company receives notice thereof;

                  (g) The Company or any Subsidiary shall be in financial difficulties as evidenced by

                  (i) its generally not paying its debts as they become due or its admitting in writing its inability to pay its debts generally as they become due;

                  (ii) its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable Federal or State bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

                  (iii) its making an assignment of all or a substantial part of its property for the benefit of its creditors;

                  (iv) its seeking or consenting to or acquiescing in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

                  (v) its being finally adjudicated a bankrupt or insolvent;

                  (vi) the entry of a court order, which shall not be vacated, set aside or stayed within 60 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, or approving a petition filed against it for, or effecting an arrangement in, bankruptcy or for a reorganization pursuant to the Bankruptcy Laws or for any other judicial modification or alteration of the rights of creditors; or

                  (vii) the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception.

         9.2. Remedies on Default. (i) When any Event of Default described in
Section 9.1 hereof, except paragraphs (a), (b) and (g) thereof, has happened and is continuing, the holder or holders of at least 25% in principal amount of the Notes then outstanding may (in addition to any other right, power or remedy permitted to such holder or holders by law) declare the entire principal and all interest accrued on all the Notes, including any penalty interest on principal or interest, then outstanding to be forthwith due and payable, (ii) when any Event of Default described in paragraphs (a) or (b) of Section 9.1 hereof has happened and is continuing, any holder may (in addition to any other right, power or remedy permitted to such holder or holders by law) declare the entire principal and all interest accrued on all the Notes, including any penalty interest on principal or interest, then outstanding to be forthwith due and payable and (iii) when an Event of Default described in (g) of Section 9.1 hereof has happened, without any notice or other action by any holder, the entire principal and all interest accrued on all the Notes, including any penalty interest on principal or interest then outstanding shall be forthwith due and payable, in all three cases, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. The Issuers will forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued on such Notes, including any penalty interest on principal or interest.

         When any Event of Default occurs with respect to any of the covenants set forth in Sections 8.2 through 8.5 or 8.7 through 8.15 hereof, which Event of Default is directly related to, causes or is caused by, a Designated Event (as defined below), the Issuers, upon demand by a holder or holders of the Notes, will pay to the holder or holders of the Notes a premium as calculated pursuant to Section 2.2 and the entire principal of and interest accrued on such Notes, including any penalty interest on principal or interest.

         A "Designated Event" for the purposes of the preceding paragraph shall be deemed to have occurred when:

                  (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the total voting power of all classes of stock then outstanding of the Company normally entitled to vote in elections of directors ("Voting Stock"), or (b) a person or group which is the beneficial owner as of this date, directly or indirectly, of more than 40% of the total Voting Stock becomes the beneficial owner, directly or indirectly, at any time or from time to time, in one or more transactions, of an additional 5% or more of the Voting Stock within any 12-month period (including the Voting Stock which causes such person or group to so become the beneficial owner of an additional 5% or more of such Voting Stock); provided that for purposes of this clause (i) such 40% shall be 50% with respect to any Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any "plan" (within the meaning of
         Item 402 of Regulation S-K) maintained by the Company or any Subsidiary, or any trust or funding vehicle maintained thereunder (a "Benefit Plan") or any group comprised solely of Benefit Plans; or

                  (ii) the Company consolidates with or merges into another corporation or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which more than 30% of the Voting Stock (including treasury stock of the Company) is changed into or exchanged for cash, securities or other property, provided that any such transaction involving solely the reincorporation of the Company in another state shall be excluded from the operation of this clause (ii); or

                  (iii) the Company or any of its Subsidiaries, directly or indirectly, in a single transaction or in a series of related transactions within any 12-month period, conveys, transfers or leases to any person or persons any assets of the Company or any of its Subsidiaries with an aggregate fair market value equal to or greater than 50% of the aggregate value of the Company's consolidated non-current assets, all such values to be determined in good faith by the Company's Board of Directors, which determination shall be conclusive; or

                  (iv) on any date (a "Calculation Date") the Company makes any distribution or distributions of cash, property or securities (excluding regular dividends and distributions of capital stock, as determined by the Company's historical practice, or rights to acquire capital stock of the Company pursuant to its then current Rights Agreement) to holders of equity securities of the Company (collectively a "Distribution"), or the Company, any Subsidiary or any Benefit Plan purchases or otherwise acquires, directly or indirectly, beneficial ownership of equity securities of the Company (a "Purchase"), and the sum of the fair market values of such Distribution or Purchase, and of all other prior Distributions and Purchases during the preceding 12-month period or 36-month period is at least 40% or 50%, respectively, of the fair market value of the Voting Stock of the Company (based on the closing sale price of the Voting Stock as reported in The Wall Street Journal as of the Calculation Date. The fair market value of any Distribution or Purchase shall be determined by the Company's Board of Directors in good faith exercise of their judgment. This percentage shall be calculated on each Calculation Date by determining the percentage of the fair market value of the outstanding Voting Stock as of such Calculation Date which is represented by the fair market value of the Distributions and Purchases which have occurred on such date and adding to that percentage all of the percentages which have been similarly calculated on the Calculation Dates of all prior Distributions and Purchases during the preceding 12-month and 36-month periods.

         The Company and Holdings agree to pay to each holder of the Notes then outstanding all reasonable costs and expenses incurred by it in the collection or enforcement of any such Notes, including reasonable compensation to such holder's attorneys for all services rendered in connection therewith to the extent permitted by law.

         9.3. Annulment of Acceleration of Notes. The provisions of the foregoing Section 9.2 are subject to the condition that if the principal of, premium, if any, and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default, the holder or holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of principal, interest and any penalty interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 9.2) shall have been duly paid and (iii) each and every other Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto.

         9.4. Other Remedies. If any Event of Default shall be continuing, any holder or holders may enforce its or their rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder or holders and any of its or their other legal or equitable rights.

         9.5. Conduct No Waiver; Collection Expenses. No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. Acceptance of partial payments is not a waiver of any rights. If the Issuers fail to pay, when due, the principal of, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

         9.6. Remedies Cumulative. No right or remedy conferred upon or reserved to any holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

         9.7. Notice of Default. With respect to Events of Default, claimed defaults or other adverse conditions, the Company will give the following notices by registered mail, return receipt requested:

                  (a) The Company and Holdings will promptly, but in any event in no more than five business days after the Company and Holdings have knowledge thereof, furnish to each holder of a Note notice in writing of the occurrence of an Event of Default or an event which, with the lapse of time or the giving of notice, or both, would become an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Company and Holdings have taken or are taking or propose to take with respect thereto.

                  (b) If the holder of any Note, regardless of the principal amount thereof, or of any other evidence of indebtedness in excess of $1,000,000 of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (including, without limitation, any notice of acceleration), the Company will forthwith give written notice thereof to each holder of the then outstanding Notes, describing the notice or action, the nature of the claimed default and what action the Company and Holdings have taken or are taking or propose to take with respect thereto.

                  (c) If a suit, proceeding or other legal process has been filed or levied against the Company or any Restricted Subsidiary which, if adversely determined, would have a material adverse effect upon the Company, the Company will forthwith give written notice thereof to every holder of the then outstanding Notes describing what action the Company has taken or is taking or intends to take with respect thereto.

Section 10.  AMENDMENTS, WAIVERS AND CONSENTS

         10.1. Matters Subject to Modification. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company and Holdings, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company and Holdings shall have obtained the consent in writing of the holder or holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time or amount of payment (including any required prepayment) of the principal of or the interest or premium, if any, on any Note, (ii) reduce the principal amount thereof or the premium, if any, or change the rate of interest thereon, or (iii) change any of the provisions of SECTIONS 1.1, 3.2, 9.2, 9.4 or this Section 10.

         For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate of any thereof, shall not be deemed outstanding.

         10.2. Solicitation of Holders of Notes. The Issuers will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and Holdings and shall be afforded the opportunity of considering the same and shall be supplied by the Issuers with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 10 shall be delivered by the Issuers to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Issuers will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

         10.3. Binding Effect. Any such amendment or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Issuers whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

Section 11. FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT

         11.1. Form of Notes. The Notes initially delivered under the Outstanding Agreement were in the form attached hereto as Exhibit A. The Notes were issuable only in fully registered form and in denominations of at least $100,000 (or the remaining outstanding balance thereof, if less than $100,000).

         11.2. Note Register. The Issuers shall cause to be kept at the principal office of the Company a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Issuers may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Section 11. The Issuers will furnish you and any other Institutional Holder with the information contained in the Note Register upon request.

         11.3. Issuance of New Notes upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 12.2, the Issuers shall execute and deliver, at their expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Issuers may condition the issuance of any new Note in connection with a transfer by any Person on compliance by both transferee and transferor with Section 4.2, by Institutional Holders on compliance with Section 3.5 and on the payment to them of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

         11.4. Replacement of Notes. Upon receipt of evidence satisfactory to the Issuers of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Issuers or in the event of such mutilation upon surrender and cancellation of the Note, the Issuers, without charge to the holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Issuers) to indemnify the Issuers.

Section 12.     MISCELLANEOUS

         12.1. Expenses. The Issuers agree to pay directly all reasonable expenses of Gardner, Carton & Douglas, your special counsel, photocopying and printing costs and charges for shipping this Agreement to you at your home office or at such other address as you may designate, and all similar expenses relating to any amendment, waivers or consents in connection with this Agreement or the Notes. The Issuers also agree that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then outstanding. The obligations of the Issuers under this Section 12.1 shall survive the retirement of the Notes.

         12.2. Notices and Payments. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you for all communications, including notices of payment and written confirmations of wire or interbank transfers, to the address set forth on Schedule A to this Agreement or to such other address as you may have already designated in writing to the Company or may in the future designate in writing, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, (iii) if to the Company and Holdings, to Thomas Industries Inc., 4360 Brownsboro Road, Louisville, Kentucky 40207, Attention: Vice President -- Finance and Chief Financial Officer, or to such other address as the Company may in writing designate and, (iv) if to Holdings, to Thomas Industries Holdings, Inc., c/o Thomas Industries Inc., 4360 Brownsboro Road, Louisville, Kentucky 40207, Attention: Vice President-Finance and Chief Financial Officer, or to such other address as Holdings may in writing designate. Unless the Issuers have already been in directed in writing by the Purchasers or until the Issuers are otherwise directed in writing by the Purchasers, all payments by the Issuers to the Purchasers are to be made by bank wire transfer of immediately available funds to their respective addresses set forth on Schedule A to this Agreement for deposit in the accounts of each of the Purchasers as set forth in Schedule A attached hereto and designating such payment as made with respect to Thomas Industries Inc. and Thomas Industries Holdings, Inc., 9.36% Senior Notes, due January 31, 2005.

         12.3. Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Issuers agree and stipulate that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Issuers from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered, is otherwise incomplete or is otherwise inadmissible.

         12.4. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         12.5. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, except only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

         12.6. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         12.7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 12.3.

         12.8. Reliance on and Survival of Provisions. All covenants, representations and warranties made by the Issuers herein and in any certificates delivered pursuant hereto, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes.

         12.9. Integration and Severability. This Agreement embodies the entire agreement and understanding between you and the Issuers, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the Issuers and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

         Dated as of this _______ day of November, 1998.

THOMAS INDUSTRIES HOLDINGS, INC.             THOMAS INDUSTRIES INC.


By:  /s/ Phillip J. Stuecker                 By:  /s/ Phillip J. Stuecker
   -------------------------------------     -----------------------------------
Its:  Vice President, CFO, and               Its:  Vice President, CFO, and
      Secretary                                    Secretary

ALLSTATE LIFE INSURANCE COMPANY             AID ASSOCIATION FOR LUTHERANS


By:  /s/ Patricia W. Wilson                 By:  /s/ R. Jerry Scheel
   --------------------------------                -----------------------------
                                            Its:  Second Vice President -
                                                  Securities

By:  /s/ Robert B. Bodett                   By:  /s/ Alan D. Onstad
   --------------------------------            ---------------------------------
           Authorized Signatories           Its:  Assistant Vice President -
                                                  Securities

THE MINNESOTA MUTUAL LIFE                   WOODMEN ACCIDENT AND LIFE
  INSURANCE COMPANY                            COMPANY


By:  /s/ Guy M. de Lambert                  By:  /s/ A.M. McCray
   --------------------------------            ---------------------------------
Its:  Second Vice President                 Its:  Senior Director, Securities
Investments
                                                     and Assistant Treasurer

AMERICAN FAMILY LIFE                        GUARANTEE LIFE INSURANCE
    INSURANCE COMPANY                         COMPANY


By:  /s/ Phillip Hannifan                   By:  /s/ Paul L. Strong
   -------------------------------             ---------------------------------
Its:  Investment Director                   Its:  Director - Fixed Income
                                                  Securities


NATIONAL LIFE INSURANCE                     AMERICAN UNITED LIFE INSURANCE
  COMPANY                                      COMPANY

By:  /s/ R. Scott Higgins                   By:  /s/ Christopher D. Pahlke
   --------------------------------            ---------------------------------
Its:  Vice President                        Its:  Vice President of Private
       National Life Investment                   Placements
         Management Co., Inc.

GENERAL AMERICAN LIFE
  INSURANCE COMPANY
By:  Conning Asset Management Company

By:  /s/ Laura R. Caro
   --------------------------------------------------
Its:  Senior Vice President


THE AMERICAN FRANKLIN LIFE
  INSURANCE COMPANY


By:
   --------------------------------------------------
Its:

By:
   --------------------------------------------------
Its:

MODERN WOODMEN OF AMERICA


By:  /s/ Clyde C. Schoeck
   --------------------------------------------------
Its:  President

PAN-AMERICAN LIFE INSURANCE
  COMPANY


By:  /s/ F. Anderson Stone
   ----------------------------------------------
Its:  Vice President - Corporate Securities


FIRST COLONY LIFE INSURANCE
  COMPANY


By:  /s/ Jon M. Lucia
   ----------------------------------------------
Its:  Assistant Vice President and Investment Officer